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                                                                    EXHIBIT 23.1


                         Consent of Arthur Andersen LLP


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 1995 on the audited Statement of Combined Revenues and Direct Operating Expenses for the Oil and Gas Properties of Texaco Exploration and Production Inc. Sold to Apache Corporation, to the incorporation by reference in this registration statement of our report dated May 17, 1995 on the audited restated consolidated financial statements of Apache Corporation and subsidiaries included in the Apache Corporation Annual Report on Form 10-K/A for the year ended December 31, 1994, to the incorporation by reference in this registration statement of our report dated June 5, 1995 on the audited financial statements of the Apache Corporation 401(k) Retirement/Savings Plan included in the Apache Corporation 401(k) Retirement/Savings Plan Annual Report on Form 11-K for the year ended December 31, 1994, and to all references to our Firm included in this registration statement.



                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Houston, Texas
October 27, 1995